                                                                       EXHIBIT 2


      THIS AGREEMENT AND MUTUAL RELEASE MADE THE 8TH DAY OF DECEMBER, 2002.


BETWEEN:

          CENTRAL MINERA CORP.
          GORDON ELLIS
          ANNE EILERS
          CARLO CIVELLI and
          JAMES TERRENCE ALEXANDER

                                                       PARTIES OF THE FIRST PART
                           (hereafter referred to as "the Central Minera Group")

AND:

          ERIC XAVIER LAVARACK
          DAVID RODGER MANNING
          MAHATTA CONSULTING INC. and
          KARLA D. NEALY

                                                      PARTIES OF THE SECOND PART
                         (hereafter referred to as "the Lavarack/Manning Group")

          WHEREAS

1. The Central Minera Group and the Lavarack/Manning Group (hereafter the "Parties") have made various claims and sought relief in B.C. Supreme Court Action No.: C992548 (the "Action").

2. Quinlan Abrioux, Barristers and Solicitors, hold certain monies in trust on the undertaking of Patrice Abrioux that they be released, only by order of the Court of the agreement of the Parties (the "Quinlan Abrioux monies").

3. David Manning and Mahatta Consulting Inc. have caused certain monies to be paid into Court on account of claims made in the Action (the "Manning monies"). The Quinlan Abrioux monies and the Manning monies are collectively referred to herein as the "Funds".

4. The Action proceeded to trial on November 25, 2002 and is ongoing.

5. The Parties wish to resolve all of their dispute and all the claims and the relief sought in the Action and, without restricting the generality of the foregoing, the disbursement of the Funds on the terms set out herein.

     WHEREFORE the Parties in consideration of the terms, conditions and covenants set out herein, hereby agree as follows:

1. The Action will be dismissed by consent, without costs to any of the Parties, the Consent Dismissal Order including a term that the Manning Monies be paid to David Manning and Mahatta Consultint Inc., or their solicitors.

2. Quinlan Abrioux will cause the Funds to be distributed as follows:

   (a) $230,000 Canadian to John Frank, in trust.

   (b) the balance of the Funds to be paid to the Lavarack/Manning Group.

3. The Parties hereto agree that:

     (a) they will issue a joint press release announcing the settlement and declining to disclose the terms thereof or to provide other details in relation thereto;

     (b) subject to (a) above, they shall keep secret and confidential and shall not disclose to any person or entity the terms and conditions of this Agreement and the settlement to which it relates, except for disclosure of information to professional advisors, or as may be reasonably necessary for bona fide accounting for tax purposes or as may be required pursuant to the order or direction of any Court, tribunal, regulatory or law enforcement authority, governmental body or as may be required by law;

     (c) they shall not make any derogatory or prejudicial statements, comments or communications of any kind about any of the Parties hereto, and, without restricting the generality of the foregoing, Central Minera agrees that it shall not make any such comments either explicitly or by implication in any documents which are intended to be circulated in the public domain, including financial statements, filings with regulatory agencies and the like;

and any such conduct or action shall constitute a breach of this Agreement, actionable by a claim for damages.

4. All Parties will, at the request of any other party, execute and deliver such further documents and do such further acts and things as any party may reasonably request in order to evidence, carry out and give full force and effect to the terms, conditions, intent and meaning of this Agreement.

5. The Parties agree that upon Quinlan Abrioux disbursing the Funds in the manner set forth in paragraph 2(a) herein, the Central Minera Group and the Lavarack/Manning Group and each of them, do hereby for themselves and their executors, administrators, successors and assigns, remise, release and further discharge one another and each of them, and their respective predecessors, heirs, executors, administrators, successors, assigns, servants, agents, partners, associates, and other employees, of and from any and all manner of action, causes of action, debts, suits, contracts, claims, demands and damages of any nature of kind whatsoever which against any other Party and each of them they had, now have, or which their respective heirs, executors, administrators, successors or assigns or any of them hereafter can, shall, or may have for or by reason of any cause, matter or thing whatsoever arising out of or concerning in any way the claims made or relief sought in the Action.

6. The Parties agree that they will not make any further claim, or take any further proceedings, in respect to any matters which are subject of the Action or this Agreement against any other party or any other persons, partnerships, companies or other legal entities who might claim contribution or indemnity from the Parties to this Agreement.

7. This Agreement shall ensure to the benefit of and be binding upon the Parties hereto, their respective heirs, executors, administrators, successors and assigns.

8. This Agreement may be signed on behalf of the Central Minera Group by its legal counsel, John H. Frank.

9. This Agreement may be signed in counter-parts and constitutes the entire Agreement between the Parties respecting the subject matter hereof.

10. This Agreement supercedes all prior Agreements, understandings, promises or representations between the Parties, except to the extent expressly provided herein, and may only be amended in writing signed by all of the Parties hereto.

11. This Agreement is to be interpreted in accordance with the laws of the Province of British Columbia.

         IN WITNESS WHEREOF the Parties hereto have executed this Agreement this 9th day of December, 2002.


SIGNED IN THE PRESENCE OF:             )   CENTRAL MINERA CORP.
                                       )   GORDON ELLIS, ANNE EILERS,
         /s/ D.W. Donahoe              )   CARLO CIVELLI and
----------------------------------     )   JAMES TERRENCE ALEXANDER
Name                                   )   by their authorized agent and
        200-200 Granville              )   legal counsel, John H. Frank
----------------------------------     )
Address                                )
         Vancouver, B.C.               )   /s/ John H. Frank
----------------------------------     )   ------------------------------
                                       )   JOHN H. FRANK
         Barrister                     )
----------------------------------     )
Occupation                             )

SIGNED IN THE PRESENCE OF:             )
                                       )
      /s/ Patrice Abrioux              )
----------------------------------     )   /s/ Eric Xavier Lavarack
Name                                   )   ------------------------------------
                                       )   ERIC XAVIER LAVARACK
----------------------------------     )
Address                                )
                                       )
----------------------------------     )
                                       )
                                       )
----------------------------------     )
Occupation                             )


SIGNED IN THE PRESENCE OF:             )
                                       )
      /s/ Patrice Abrioux              )
----------------------------------     )    /s/ David Rodger Manning
Name                                   )    -----------------------------------
                                       )    DAVID RODGER MANNING
----------------------------------     )
Address                                )
                                       )
----------------------------------     )
                                       )
                                       )
----------------------------------     )
Occupation                             )

                                       )     MAHATTA CONSULTING INC.
                                       )     by its authorized signatory,:
                                       )     David Rodger Manning
                                       )
                                       )     /s/ David Rodger Manning
                                       )     ----------------------------------

SIGNED IN THE PRESENCE OF:              )
                                        )
                                        )
        /s/ Patrice Abrioux             )
-----------------------------------     )
Name                                    )
                                        )
       (copy illegible)                 )    /s/ Karla D. Nealy
-----------------------------------     )    ----------------------------------
Address                                 )    KARLA D. NEALY
                                        )
                                        )
                                        )
-----------------------------------     )
                                        )
                                        )
                                        )
-----------------------------------     )
Occupation                              )